Exhibit 10.2

PROMISSORY NOTE

FOR VALUE RECEIVED, Belami, Inc., a California corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [___] (the “Noteholder”) the principal amount of $[___], subject to adjustment pursuant to Section 1 hereof (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”). This Note is issued on April 26, 2023 (the “Effective Date”) pursuant to Section 2.3 of that certain Stock Purchase Agreement, dated February 6, 2023, by and among Skyx Platforms Corp., the Noteholder, and the other Sellers party thereto, as amended (the “Purchase Agreement”). Capitalized but undefined terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

1. Adjustment. Notwithstanding anything to the contrary in the Purchase Agreement, the principal amount of this Note shall be adjusted as follows:

(a) Within 90 days after the Effective Date, the Borrower shall deliver to the Noteholder the Borrower’s calculation of (i) Retained Earnings (“Closing Retained Earnings”) and (ii) the aggregate amount by which Closing Retained Earnings exceeds Cash shown in the Closing Notice (the “Total Adjusted Seller Note Principal”).

(b) After receipt of the Borrower’s calculation of Closing Retained Earnings and the Total Adjusted Seller Note Principal, the Noteholder shall have the opportunity to review and object to such calculations following the procedures set out in Section 2.5(b) of the Purchase Agreement.

(c) Once the Closing Retained Earnings and Total Adjusted Seller Note Principal amounts are finally determined (either by mutual agreement of the Borrower and the Noteholder, because the Noteholder does not timely object to the Borrower’s calculation, or as finally determined by the Independent Accountant) (such amounts, respectively, “Final Closing Retained Earnings” and “Final Total Adjusted Seller Note Principal”), then the principal amount of this Note shall be adjusted pursuant to Section 1(d) below.

(d) If the Final Total Adjusted Seller Note Principal exceeds the aggregate principal amount of the Seller Notes issued at Closing (the “Total Closing Seller Note Principal”), then the principal amount of this Note shall be increased by an amount equal to: (x) the amount of such excess of Final Total Adjusted Seller Note Principal over the Total Closing Seller Note Principal times (y) [______]. If the Total Closing Seller Note Principal exceeds Final Total Adjusted Seller Note Principal, then the principal amount of this Note shall be decreased by an amount equal to: (x) the amount of such excess of Total Closing Seller Note Principal minus Final Total Adjusted Seller Note Principal times (y) [______]. If the Total Closing Seller Note Principal is equal to the Final Total Adjusted Seller Note Principal, then there shall be no adjustment to the principal amount of this Note.

2. Payment Dates.

(a) Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the first anniversary of the Effective Date.

(b) Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

3. Interest.

(a) Interest Rate. The principal amount outstanding under this Note from time to time shall bear interest at a rate of 4.86% per annum (the “Interest Rate”), which is equal to the short-term applicable federal rate on the date hereof.

(b) Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. For any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

(c) Interest Rate Limitation. If at any time the Interest Rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

4. Payment Mechanics.

(a) Manner of Payment. All payments of principal and interest shall be made in US dollars on the date on which such payment is due. Such payments shall be made by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension.

5. Representations and Warranties. The Borrower and Noteholder each represent and warrant to each other that it has the requisite power and authority to execute, deliver, and perform its obligations under this Note and that it has duly executed and delivered this Note.

6. Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by facsimile or e-mail properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing:

(a) If to the Borrower:

Belami, Inc.

3321 Power Inn Road, Suite 310

Sacramento, California 95826

Attention: Mihran Berejikian

Email: [*]

(b) If to the Noteholder:

[___]

7. Governing Law; Jurisdiction. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Florida. The Borrower irrevocably and unconditionally agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the state or federal courts located in the State of Florida.

8. Integration. This Note and the Purchase Agreement constitute the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

9. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10. Assignment. This Note may not be assigned, transferred, or negotiated by the Noteholder, in whole or in part, without the prior written consent of the Borrower.

11. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

12. Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Note.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Borrower and the Noteholder have executed this Note as of the Effective Date.

BELAMI, INC.

By:
Name:	Mihran Berejikian
Title:	President, Chief Executive Officer, and Secretary

ACKNOWLEDGED AND ACCEPTED BY:

[___]

[Signature Page to Retained Earnings Promissory Note]